Exhibit 99.1

NEWS RELEASE
FARGO Electronics, Inc.
6533 Flying Cloud Drive
Eden Prairie, Minnesota 55344 USA

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:

October 21, 2003	Paul Stephenson
952-941-9470, ext. 142
E-mail: Paul.Stephenson@fargo.com

Fargo Electronics, Inc. Reports Third Quarter 2003 Results

Minneapolis (October 21, 2003) – Fargo Electronics, Inc. (NASDAQ: FRGO) today reported net income for the third quarter ended September 30, 2003, of $2,459,000, or $0.19 per share (diluted) as compared to $2,426,000, or $0.19 per share (diluted) for the third quarter of 2002.  For the nine month period ended September 30, 2003, net income was $5,540,000, or $0.43 per share (diluted) as compared to $4,342,000, or $0.36 per share (diluted) for the corresponding nine month period in 2002.  Net sales for the third quarter of 2003 were $17,059,000 compared to $17,817,000 for the third quarter of 2002.  For the nine month period ended September 30, 2003, net sales were $49,030,000 compared to $47,580,000 in 2002.

Operating income for the third quarter of 2003 was $3,495,000, or 20% of sales, compared to $3,717,000, or 21% of sales, in 2002.  For the nine month period, operating income was $8,078,000, or 16% of sales, compared to $6,832,000, or 14% of sales, in 2002.  The effective tax rate for the third quarter of 2003 was 30%, compared to an effective tax rate of 33% in the third quarter of 2002.  The lower effective tax rate in the third quarter of 2003 was the result of the recognition of approximately $126,000, or $0.01 per share (diluted) of additional tax credits related to a prior tax year, which has now been settled.  The Company estimates that the effective tax rate for the fourth quarter of 2003 will be approximately 33%.

At September 30, 2003, the company remained debt-free and held a cash balance of $9,326,000.  Cash generated from operations for the first nine months of 2003 was $7,859,000 compared to $6,511,000 for the same period in 2002.

“Fargo continues to perform well despite the current challenging revenue environment.  During the quarter we maintained our focus on superior return on investment from the business,” commented Gary R. Holland, Fargo’s president and chief executive officer.

“We took steps during the quarter to improve Fargo’s position for the long-term,” continued Holland.  “We strengthened our Board of Directors through the addition in August of Edward Bersoff and Edward Smith, both of whom bring a wealth of business and strategic experience to the Company.  We also introduced a new distribution program for our channel partners, focused on our distribution partners’ business model, expertise and commitment to the Fargo brand, which we believe will help Fargo attract and retain the industry’s best distributors and integrators.”

Fargo also announced its earnings per share estimate for the fourth quarter of 2003.  For the fourth quarter, the Company estimates earnings per share will be in the range of $0.12 to $0.16 per diluted share.  This equates to earnings per share for the full year 2003 of $0.55 to $0.59 per diluted share.  The Company noted that revenues and earnings per share in the fourth quarter of 2002 had benefited substantially from shipments relating to major government projects.  The Company does not presently anticipate that it will have similar levels of major government project business in the fourth quarter of 2003.

Forward-looking Statements

Statements made in this release concerning the company’s expectations about future results or events are “forward-looking statements”.  Such statements are subject to the safe harbor created by the Private Securities Reform Act of 1995, and are necessarily subject to risks and uncertainties.  Actual results may differ materially from those reflected in these forward-looking statements.  These statements are based on current expectations, forecasts and assumptions, and are subject to the risks and uncertainties inherent in general industry and market conditions, general domestic and international economic conditions, and other factors.  These risks and uncertainties include:  product acceptance and customer demand for Fargo’s card personalization systems and proprietary supplies; actions taken and alternative products marketed by Fargo’s competitors; supplier relationships, including reliance on sole and single-source suppliers; manufacturing or design defects that we may discover after shipment; lack of inventories of component parts or finished goods; our focus on the identification card personalization market; continuing technological changes in our industry; our dependence on a distribution network and the reaction of this network to changes in distribution programs; domestic and international regulations and standards; our dependence on international sales; material changes in orders placed by large end users; challenges in effectively managing growth; our dependence on technologies we do not own; complex design and manufacturing delays; protecting and enforcing intellectual property rights; inadequate protection against infringement claims; adverse economic and business conditions, including conditions resulting from the terrorist attack on the U.S. on September 11, 2001, and the resulting hostilities and the war with Iraq commenced in March 2003.  For more detail, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

About Fargo

Fargo is the world’s leader in innovative technologies for desktop plastic card personalization systems. Based in Eden Prairie, Minnesota, Fargo is the only manufacturer to offer three distinct technologies in printing systems – High Definition Printing™ (reverse image), traditional Direct-to-Card™ printing (dye-sublimation), and CardJet Printing Technology (inkjet) – to personalize plastic identification cards, complete with digital images and text, lamination, and electronically encoded information.

Personalized identification cards provide physical, information, and transaction security for a wide variety of applications including Corporations, National IDs, Drivers’ Licenses, Universities, Schools, Government Installations, Transportation, Casinos, Healthcare Facilities, E-commerce, Retail Stores, Correctional Institutions, Associations, Sports Events and Recreation Sites. More than 70,000 Fargo systems have been sold in the U.S. and in over 80 other countries. For more information, visit Fargo’s Web site at http://www.fargo.com.

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FARGO ELECTRONICS, INC.

CONDENSED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$9,326	$2,511
Accounts receivable, net	8,701	9,142
Inventories	5,017	5,321
Prepaid expenses	839	252
Deferred income taxes	3,178	3,178

Total current assets	27,061	20,404

Equipment and leasehold improvements, net	2,015	1,494

Deferred income taxes	19,615	22,068
Other	25	43

Total assets	$48,716	$44,009

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$6,613	$7,696

Total current liabilities	6,613	7,696

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value; 50,000 shares authorized, 12,412 and 12,351 shares issued and outstanding at September 30, 2003, and December 31, 2002, respectively	124	124
Additional paid-in capital	148,743	148,509
Accumulated deficit	(106,764)	(112,304)
Deferred compensation	—	(16)

Total stockholders’ equity	42,103	36,313

Total liabilities and stockholders’ equity	$48,716	$44,009

FARGO ELECTRONICS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002

Net sales	$17,059	$17,817	$49,030	$47,580

Cost of sales	9,790	10,195	28,899	28,122

Gross profit	7,269	7,622	20,131	19,458

Operating expenses:
Research and development	1,212	1,106	3,558	3,501
Selling, general and administrative	2,562	2,799	8,495	8,573
Terminated acquisition costs	—	—	—	552

Total operating expenses	3,774	3,905	12,053	12,626

Operating income	3,495	3,717	8,078	6,832

Other income (expense):
Interest expense	(5)	(107)	(25)	(406)
Other, net	7	31	15	44

Total other income (expense)	2	(76)	(10)	(362)

Income before provision for income taxes	3,497	3,641	8,068	6,470

Provision for income taxes	1,038	1,215	2,528	2,128

Net income	$2,459	$2,426	$5,540	$4,342

Net income per common share:
Basic earnings per share	$0.20	$0.20	$0.45	$0.36
Diluted earnings per share	$0.19	$0.19	$0.43	$0.36

Weighted average common shares outstanding:
Basic	12,401	12,257	12,383	11,948
Diluted	12,791	12,511	12,745	12,209

FARGO ELECTRONICS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2003	2002

Cash flows from operating activities:
Net income	$5,540	$4,342
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	760	746
Loss from disposal of equipment	15	67
Deferred income taxes	2,453	2,128
Deferred compensation	16	21
Changes in operating items:
Accounts receivable	441	(1,823)
Inventories	304	28
Prepaid expenses	(587)	(135)
Accounts payable and accrued liabilities	(1,083)	1,137

Net cash provided by operating activities	7,859	6,511

Cash flows from investing activities:
Purchases of equipment and leasehold improvements	(1,278)	(913)

Net cash used in investing activities	(1,278)	(913)

Cash flows from financing activities:
Proceeds from secondary public offering, net of $549 for offering costs	—	3,152
Payments on notes payable, bank	—	(8,500)
Payments of deferred financing costs	—	(75)
Proceeds from issuance of common stock	234	219

Net cash provided by (used in) financing activities	234	(5,204)

Net increase in cash and cash equivalents	6,815	394

Cash and cash equivalents, beginning of period	2,511	3,586

Cash and cash equivalents, end of period	$9,326	$3,980

FARGO ELECTRONICS, INC.

SUPPLEMENTAL SALES INFORMATION

(In thousands)

(Unaudited)

Sales by Product Category

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Equipment	$6,418	$6,925	$19,323	$19,970
Supplies	10,641	10,892	29,707	27,610

Total Sales	$17,059	$17,817	$49,030	$47,580

Sales by Geographic Region

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
U.S.	$10,960	$12,039	$30,737	$30,385
International	6,099	5,778	18,293	17,195

Total Sales	$17,059	$17,817	$49,030	$47,580